UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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CKX, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CKX, INC.
650 Madison Avenue
New York, New York 10022

April 9, 2007

Dear Stockholders:

On behalf of the Board of Directors and Management of CKX, Inc., I cordially invite you to attend our 2007 Annual Meeting of Stockholders to be held at 75 East 55th Street, 7th Floor, New York, New York at 4:00 p.m., Eastern Daylight Time, on Thursday, May 10, 2007.

Holders of CKX stock are being asked to vote on the matters listed in the attached Notice of 2007 Annual Meeting of Stockholders. Whether or not you plan to attend the annual meeting, please vote as soon as possible by completing, dating, signing and promptly mailing the enclosed proxy card in the return envelope provided. If you decide to attend the annual meeting, you may vote your shares in person.

We appreciate your interest in and support of CKX and look forward to seeing you at the annual meeting.

ROBERT F.X. SILLERMAN Chairman of the Board and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 10, 2007

April 9, 2007

Dear Stockholders:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of CKX, Inc. (the “Company”) which will be held at  75 East 55th Street, 7th Floor, New York, New York at 4:00 p.m., Eastern Daylight Time, on Thursday, May 10, 2007. The principal business of the meeting will be the consideration of the following matters:

1.                The election of 12 directors;

2.                The ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2007; and

3.                Such other business as may properly come before the Annual Meeting.

The close of business on March 27, 2007 has been fixed as the record date for determining the holders of the Company’s stock entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder, for any purpose relating to the annual meeting, during ordinary business hours at the offices of Paul Hastings, 75 East 55th Street, 7th Floor, New York, New York 10022.

Enclosed herewith is the Company’s 2006 Annual Report to Stockholders, containing its financial statements for the fiscal year ended December 31, 2006. The Annual Report does not constitute proxy soliciting material.

Your vote is important, regardless of the number of shares you own. Please vote as soon as possible to make sure that your shares are represented at the annual meeting. To vote your shares, you may complete and return the enclosed proxy card in the envelope provided. If you are a holder of record, you may also cast your vote in person at the annual meeting. If your shares are held in “street name” (that is, held for your account by a broker or other nominee), you will receive instructions from your broker or nominee on how to vote your shares.

By Order of the Board of Directors,

KRAIG G. FOX Secretary

This notice of annual meeting and proxy statement and form of proxy are first being distributed to the Company’s stockholders on or about April 9, 2007.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:             When and where will the annual meeting be held?

A:             The annual meeting of stockholders of CKX, Inc. (“CKX” or, the “Company”) will be held at 75 East 55th Street,  7th Floor, New York, New York 100122, beginning at 4:00 p.m., Eastern Daylight Time, on May 10, 2007.

Q:             Who is making this proxy solicitation?

A:             This proxy statement is furnished to our stockholders of record as of the close of business on March 27, 2007, the record date for the annual meeting (the “Record Date”), as part of the solicitation of proxies by the CKX board of directors for use at the annual meeting and any adjournment or postponement of the annual meeting.

Q:             What am I being asked to vote on at the annual meeting?

A:             At the annual meeting, you will be asked to consider and vote on:

•       a proposal to elect 12 directors to hold office until the next annual meeting of stockholders or until their respective successors are elected and qualified; and

•       a proposal to ratify the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2007.

At present, we know of no other matters to be presented for stockholder action at the annual meeting.

Q:             How does the CKX board of directors recommend that I vote?

A:             Our board of directors recommends that you vote your shares “FOR” the election of each of the twelve nominees named herein to our board of directors; and “FOR” the ratification of the appointment by our Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm.

Q:             What vote is required to approve each proposal?

A:             In the election of directors, the twelve persons receiving the highest number of “FOR” votes will be elected. The proposal regarding the ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm requires the affirmative “FOR” vote of a majority of the outstanding shares present in person or represented by properly executed proxies and entitled to vote at the annual meeting for approval.

Q.              What is the quorum requirement with respect to the annual meeting?

A:             The presence, in person or by properly executed proxies, of the holders of a majority of the voting power of the issued and outstanding stock of the Company entitled to vote at the annual meeting will constitute a quorum. Abstentions are counted as present for the purpose of determining the presence of a quorum.

Q:             Under what circumstances will the annual meeting be adjourned?

A:             Although it is not expected, the annual meeting may be adjourned in the absence of a quorum for the purpose of obtaining a quorum. Any adjournment may be made without notice, other than by an announcement made at the annual meeting, by the Chairman of the board of directors or by affirmative vote of a majority of the stockholders entitled to vote at the annual meeting who are present in person or by properly executed proxies at the annual meeting.

Q:             What shares can be voted at the annual meeting?

A:             All shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), Series B Convertible Preferred Stock (“Series B Preferred Stock”) and Series C Convertible Preferred Stock (“Series C Preferred Stock”) that you own as of the Record Date may be voted by you. You may cast one vote per share of the Company’s Common Stock, Series B Preferred Stock and Series C Preferred Stock that you held on the Record Date. These shares include shares that are: (1) held directly in your name as the stockholder of record and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

Q:             What is the difference between a holder of record and a beneficial owner of CKX stock?

A:             Many of our stockholders hold their shares through a stockbroker, bank or other nominee, rather than directly in their own name. As summarized below, there are some distinctions between shares held as a holder of record and those beneficially owned.

Holders of Record

If your shares of CKX stock are registered directly in your name with our transfer agent, The Bank of New York, you are considered the holder of record with respect to those shares and these proxy materials are being sent directly to you by CKX. As the holder of record, you have the right to grant your voting proxy directly to CKX or to vote in person at the annual meeting. We have enclosed a proxy card with this proxy statement for you to use.

Beneficial Owners

If your shares of CKX stock are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee, who is considered the holder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the annual meeting. Your broker or nominee has enclosed a voting instruction card with this proxy statement for you to use in directing the broker or nominee how to vote your shares.

Q:             How can I vote my shares in person at the annual meeting?

A:             Shares of the Company’s Common Stock, Series B Preferred Stock and Series C Preferred Stock held directly in your name as the holder of record may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification. Even if you plan to attend the annual meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q:             How can I vote my shares without attending the annual meeting?

A:             Whether you hold shares directly as the holder of record or beneficially in street name, you may direct your vote without attending the annual meeting by completing and mailing your proxy card in the enclosed postage pre-paid envelope.

Q:             Can I change my vote after I have voted by proxy?

A:             Yes. You can change your vote at any time before your proxy is voted at the annual meeting by revoking your proxy.

If you are a holder of record of CKX stock, you may revoke your proxy by:

•       attending the annual meeting and voting your shares in person at the annual meeting. Your attendance at the annual meeting alone will not revoke your proxy—you must also vote at the annual meeting;

•       filing an instrument in writing with the Company’s Secretary stating that you would like to revoke your proxy; or

•       filing another duly executed proxy bearing a later date with the Company’s Secretary so that it arrives prior to the annual meeting.

You should send your revocation or new proxy card to the Company’s Secretary, Kraig G. Fox, at CKX, Inc., 650 Madison Avenue, New York, New York 10022.

If you are a beneficial owner of the Company’s stock and you instructed a broker or other nominee to vote your shares, you must follow your broker’s directions for changing those instructions.

Q:             What does it mean if I receive more than one proxy card or voting instruction card?

A:             It means your shares are registered differently or are in more than one account. Please provide voting instructions for each proxy card you receive.

Q:             Where can I find the voting results of the annual meeting?

A:             We will announce preliminary voting results at the annual meeting and publish final results in our Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2007.

WHO CAN HELP ANSWER YOUR QUESTIONS

If you have any questions about any of the proposals to be presented at the annual meeting or how to submit your proxy card, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact:

CKX, INC.
650 Madison Avenue
New York, New York 10022
Attn: Kraig G. Fox, Secretary

THE 2007 ANNUAL MEETING OF STOCKHOLDERS

General

We are furnishing this proxy statement to our stockholders in connection with the solicitation of proxies by the CKX board of directors for use at the 2007 Annual Meeting of Stockholders to be held on May 10, 2007, and at any adjournment, postponement or continuation thereof. This proxy statement is first being furnished to stockholders of CKX on or about April 9, 2007.

Date, Time and Place

The annual meeting of stockholders will be held on May 10, 2007, at 4:00 p.m., Eastern Daylight Time, at 75 East 55th Street,  7th Floor, New York, New York.

Matters to be Considered at the Annual Meeting

At the annual meeting, you will be asked to consider and vote on:

•       a proposal to elect 12 directors to hold office until the next annual meeting of stockholders or until their respective successors are elected and qualified; and

•       a proposal to ratify the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2007.

At present, we know of no other matters to be presented for stockholder action at the annual meeting.

Record Date

We have fixed the close of business on March 27, 2007 as the Record Date for determination of the stockholders entitled to notice of and to attend and vote at the annual meeting.

Vote Required

As of the close of business on the Record Date, there were 97,051,551 shares of the Company’s Common Stock outstanding, 1,491,817 shares of the Company’s Series B Preferred Stock outstanding and 1 share of the Company’s Series C Preferred Stock outstanding and entitled to vote at the annual meeting. Each share of our Common Stock outstanding as of the Record Date will be entitled to one vote. Each share of our Series B Preferred Stock and Series C Preferred Stock will be entitled to vote on an as converted basis, with each share entitled to one vote. A quorum of stockholders is necessary to hold a valid meeting. The presence, in person or by properly executed proxies, of the holders of a majority of the voting power of the issued and outstanding stock of the Company entitled to vote at the annual meeting will constitute a quorum. If a quorum is not present at the annual meeting, we expect that the meeting will be adjourned or postponed to solicit additional proxies. Votes for and against and abstentions will each count as being present to establish a quorum.

In the election of directors, the twelve persons receiving the highest number of “FOR” votes will be elected. The proposal regarding the ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm requires the affirmative “FOR” vote of a majority of the outstanding shares present in person or represented by properly executed proxies and entitled to vote at the annual meeting for approval.

The annual meeting shall be presided over by the Chairman of the Board and the Secretary of CKX shall act as secretary of the annual meeting. Inspectors of election appointed for the annual meeting will tabulate the votes cast by proxy or in person at the meeting. The inspectors of election will determine whether or not a quorum is present.

Series C Preferred Stock Voting Rights.

In addition to its right to vote in the general election of members to our board of directors, the holder of the Series C Preferred Stock is entitled to elect one member to the Company’s board of directors (the “Series C Director”). Ms. Priscilla Presley currently serves on our board of directors as the Series C Director and the holder of the Series C Preferred Stock has confirmed in writing its election of Ms. Presley to continue to serve as the Series C Director until the next annual meeting of stockholders or earlier removal by the holder of the Series C Preferred Stock in accordance with the Company’s Certificate of Incorporation.

Voting of Proxies; Abstentions

In the election of directors, you may vote “FOR” each of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. You may vote “FOR,” “AGAINST” or “ABSTAIN” for the other proposal. All shares of the Company’s stock represented by properly executed proxies received before or at the annual meeting will, unless the proxies are revoked, be voted in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy card, the shares will be voted “FOR” the election of management’s twelve nominees for membership on our board of directors and “FOR” ratification of the Company’s independent registered public accounting firm. You are urged to mark the box on the card to indicate how to vote your shares.

Please note that if your shares are held of record by a broker, bank or nominee and you wish to vote at the annual meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from the record holder.

A properly executed proxy marked “ABSTAIN”, although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of shares represented and entitled to vote at the annual meeting, will not be voted.

Abstentions will have no effect on the outcome of the election of directors. With respect to the ratification of the Company’s independent registered public accounting firm, abstentions will be counted for purposes of determining the aggregate voting power and number of shares represented and entitled to vote at the annual meeting. As a result, abstentions with respect to the proposal to ratify the Company’s independent registered public accounting firm will have the effect of votes against the proposal.

Revocability of Proxies

The grant of a proxy on the enclosed proxy card does not preclude a holder of record of the Company’s stock from voting in person at the annual meeting. If you are a holder of record of the Company’s stock, you may revoke a proxy at any time prior to your proxy being voted at the annual meeting by:

•       attending the annual meeting and voting your shares in person at the annual meeting. Your attendance at the annual meeting alone will not revoke your proxy—you must also vote at the annual meeting;

•       filing an instrument in writing with the Company’s Secretary, Kraig G. Fox, at CKX. Inc., 650 Madison Avenue, New York, New York 10022, stating that you would like to revoke your proxy; or

•       filing another duly executed proxy bearing a later date with the Company’s Secretary, Kraig G. Fox, at CKX, Inc., 650 Madison Avenue, New York, New York 10022, so that it arrives prior to the annual meeting.

If you are a stockholder of record and choose to revoke your proxy in writing you must indicate the number of shares to which such revocation relates. The written notification revoking your proxy or a later-dated signed proxy card changing your vote must arrive before the annual meeting takes place in order to be acknowledged and reflected in the vote.

If you are a beneficial owner of CKX stock and you instructed a broker or other nominee to vote your shares, you must follow your broker’s directions for changing those instructions.

If an adjournment occurs, it will have no effect on the ability of stockholders as of the Record Date to exercise their voting rights or to revoke any previously delivered proxies. We do not expect to adjourn the annual meeting for a period of time long enough to require the setting of a new record date for such meeting.

Adjournments

Although it is not expected, the annual meeting may be adjourned in the absence of a quorum for the purpose of obtaining a quorum. Any adjournment may be made without notice, other than by an announcement made at the annual meeting. Any adjournment or postponement of the annual meeting for the purpose of soliciting additional proxies will allow CKX stockholders who have already sent in their proxies to revoke them at any time prior to their use.

Solicitation of Proxies and Expenses of Solicitation

CKX generally will bear the cost of the solicitation of proxies in the enclosed form from our stockholders. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone, telegram, letter, facsimile or in person. Following the original mailing of the proxies and other soliciting materials, we will request that brokerage houses and other custodians, nominees and fiduciaries forward copies of the proxy and other soliciting materials to the beneficial owners of stock held of record by such persons and request authority for the exercise of proxies. In those cases, we will reimburse such company’s custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection with doing so.

CKX BOARD OF DIRECTORS

The Company’s board of directors is currently comprised of 13 members: Robert F.X. Sillerman (Chairman), Edwin M. Banks, Edward Bleier, Jerry L. Cohen, Michael G. Ferrel, Simon Fuller, Carl D. Harnick, Jack Langer, John D. Miller, Bruce Morrow, Priscilla Presley, Mitchell J. Slater and Howard J. Tytel.

During 2006, the board of directors held six meetings and acted by unanimous written consent twice. Every director attended all six meetings of the board of directors, either in person or telephonically, except Mr. Banks who attended five meetings and Mr. Morrow who attended four meetings. Members of each committee attended all meetings of their respective committees.

Corporate Governance Guidelines

The Company has Corporate Governance Guidelines which provide, among other things, that a majority of the Company’s board of directors must meet the criteria for independence required by The NASDAQ Stock Market® and that the Company shall at all times have an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, which committees will be made up entirely of independent directors. The Corporate Governance Guidelines also outline director responsibilities, provide that the board of directors shall have full and free access to officers and employees of the Company and require the board of directors to conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Corporate Governance Guidelines can be found on the Company’s website at www.ckx.com.

Code of Business Conduct and Ethics

The Company has a Code of Business Conduct and Ethics, which is applicable to all our employees and directors, including our Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer and Director of Legal and Governmental Affairs. The Company also maintains a separate Code of

Ethics for Senior Financial Management which applies to our Chief Executive Officer, Chief Financial Officer and other officers in our finance department. The Code of Business Conduct and Ethics was filed with the Securities and Exchange Commission (the “SEC”) as an exhibit to the Company’s Current Report on Form 8-K, filed on February 8, 2005 and can also be found on the Company’s website at www.ckx.com.

Board Committees

The following chart sets forth the current membership of each board committee and the number of meetings held during 2006. The board of directors reviews and determines the membership of the committees at least annually.

Committee	Members	Number of Meetings
Audit Committee	Carl D. Harnick (Chairman) Jack Langer John D. Miller	11
Compensation Committee	John D. Miller (Chairman) Edward Bleier Jack Langer	9
Nominating and Corporate
Governance Committee	Jack Langer (Chairman) Edward Bleier Jerry Cohen	1

Information about the committees, their respective roles and responsibilities and their charters is set forth below.

Audit Committee

The Audit Committee is comprised of Messrs. Harnick, Langer and Miller. Mr. Harnick is the Chairman of the Audit Committee. The Audit Committee assists our board of directors in fulfilling its responsibility to oversee management’s conduct of our financial reporting process, including the selection of our outside auditors, review of the financial reports and other financial information we provide to the public, our systems of internal accounting, financial and disclosure controls and the annual independent audit of our financial statements.

All members of the Audit Committee are independent within the meaning of the rules and regulations of the SEC, the requirements of The NASDAQ Stock Market® and our Corporate Governance Guidelines. In addition, Mr. Harnick is qualified as an audit committee financial expert under the regulations of the SEC and has the accounting and related financial management expertise required by The NASDAQ Stock Market®. The Audit Committee’s charter is attached to this proxy statement as Annex A and can also be found on the Company’s website at www.ckx.com.

Compensation Committee

The Compensation Committee is comprised of Messrs. Miller, Bleier and Langer. Mr. Miller is the Chairman of the Compensation Committee. The Compensation Committee represents our Company in reviewing and approving the executive employment agreements with our Chief Executive Officer, President, Chief Operating Officer, Director of Legal and Governmental Affairs and Chief Financial Officer. The Compensation Committee also reviews management’s recommendations with respect to executive compensation and employee benefits and is authorized to act on behalf of the board of directors with respect thereto. The Compensation Committee also administers the Company’s stock option and incentive plans, including our 2005 Omnibus Long-Term Incentive Compensation Plan. All members of the Compensation Committee are independent within the meaning of the rules and regulations of the SEC, the requirements of the NASDAQ Stock Market® and our Corporate Governance Guidelines. The Compensation Committee’s charter can be found on the Company’s website at www.ckx.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is comprised of Messrs. Bleier, Cohen and Langer. Mr. Langer is the Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for recommending qualified candidates to the board for election as directors of our Company, including the slate of directors proposed by our board of directors for election by stockholders at our annual meetings of stockholders. The Nominating and Corporate Governance Committee also advises and makes recommendations to the board of directors on all matters concerning directorship practices and recommendations concerning the functions and duties of the committees of the board of directors. To assist in formulating such recommendations, the Nominating and Corporate Governance Committee utilizes feedback that it receives from the board of directors’ annual self-evaluation process, which it oversees and which includes a committee and director self-evaluation component. The Nominating and Corporate Governance Committee developed and recommended to the board of directors Corporate Governance Guidelines and will review, on a regular basis, the overall corporate governance of our Company. All members of the Nominating and Corporate Governance Committee are independent within the meaning of the rules and regulations of the SEC, the requirements of the NASDAQ Stock Market® and our Corporate Governance Guidelines. The Nominating and Corporate Governance Committee’s charter can be found on the Company’s website at www.ckx.com.

When considering the nomination of directors for election at an annual meeting of stockholders or, if applicable, a special meeting of stockholders, the Nominating and Governance Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills and the extent to which the candidate would fill a present need on the board of directors. The Nominating and Governance Committee may engage, as appropriate, a third party search firm to assist in identifying qualified candidates. The process may also include interviews and all necessary and appropriate inquiries into the background and qualifications of possible candidates. The Nominating and Corporate Governance Committee does not currently have a policy whereby it will consider recommendations from stockholders for its director nominees, though it intends to adopt such a policy during the Company’s 2007 fiscal year.

Communications by Stockholders with Directors

The Company encourages stockholder communications to the CKX board of directors and/or individual directors. Stockholders who wish to communicate with the CKX board of directors or an individual director should send their communications to the care of Kraig G. Fox, Secretary, CKX, Inc., 650 Madison Avenue, New York, New York 10022. Communications regarding financial or accounting policies should be sent to the attention of the Chairman of the Audit Committee. Mr. Fox will maintain a log of such communications and will transmit as soon as practicable such communications to the Chairman of the Audit Committee or to the identified individual director(s), although communications that are abusive, in bad taste or that present safety or security concerns may be handled differently, as determined by Mr. Fox.

Director Attendance at Annual Meetings

CKX will make every effort to schedule its annual meeting of stockholders at a time and date to accommodate attendance by directors taking into account the directors’ schedules. All directors are encouraged to attend the CKX annual meeting of stockholders.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Employee directors do not receive any separate compensation for their board service. Non-employee directors receive the compensation described below.

In 2006, non-employee directors received an annual fee of $65,000, paid half in cash and half in shares of restricted Common Stock, or at their election all in shares of restricted Common Stock (see below), plus $1,000 for attendance at each meeting of our board of directors and $750 for attending each meeting of a committee of which he is a member. The chairperson of the Audit Committee received an additional annual fee of $50,000 and each of the other members of the Audit Committee received an additional fee of $5,000 for serving on the Audit Committee, all of which were paid in cash. The chairpersons of each other committee received an additional annual fee of $10,000 and each of the other members of such committees received an additional annual fee of $2,500, all of which were paid in cash. All non-employee directors had the option, beginning in the third quarter of 2006, to elect to receive 100% of their compensation in shares of restricted Common Stock.

In addition to the fees described above, Messrs. Cohen, Miller, Harnick and Banks were each paid $6,000 for serving on a special committee that was appointed to evaluate a potential affiliate transaction that was not consummated. The special committee is currently not active.

The total compensation earned by our non-employee directors during fiscal year 2006 is shown in the following table:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		Total ($)
Edwin M. Banks(2)	$15,125	$8,125		$23,250
Edward Bleier	$49,342	$32,500		$81,842
Jerry L. Cohen(3)	$19,592	$59,000		$78,592
Carl D. Harnick	$102,750	$96,250	(4)	$135,250
Jack Langer	$71,750	$160,000	(5)	$104,250
John D. Miller	$69,098	$32,500		$101,598
Bruce Morrow	$36,500	$32,500		$69,000

(1)          All stock awards are made in shares of Common Stock and are granted under the Company’s 2005 Omnibus Long-Term Incentive Compensation Plan. In 2006, Mr. Banks received 693 shares of Common Stock, Mr. Cohen received 4,775 shares and each of Messrs. Bleier, Harnick, Langer, Miller and Morrow received 2,578 shares.

(2)          Mr. Banks began receiving compensation as an “independent” director in the fourth quarter of 2006.

(3)          Beginning in the third quarter of 2006, Mr. Cohen elected to receive all his director compensation in shares of Common Stock.

(4)          Includes 2,500 shares of Common Stock that ceased to be subject to forfeiture on January 7, 2006 and 2,500 shares of Common Stock that vested on June 27, 2006. All 5,000 of such shares of restricted Common Stock were granted in June 2005 in consideration for services provided in connection with the completion of the Company’s June 2005 public offering that went beyond the normal requirements of serving as a director or on a committee of the board of directors, as well as for Mr. Harnick’s commitment to continue to serve as chairman of the Audit Committee for a period of five years.

(5)          Includes 5,000 shares of Common Stock that ceased to be subject to forfeiture on January 7, 2006 and 5,000 shares of Common Stock that vested on June 27, 2006. All 10,000 of such shares of restricted Common Stock were granted in June 2005 in consideration for services provided in connection with the completion of the Company’s June 2005 public offering that went beyond the normal requirements of serving as a director or on a committee of the board of directors, as well as for Mr. Langer’s commitment to continue to serve as a financial expert on the board of directors as well as Chairman of the Nominating and Corporate Governance Committee for a period of five years.

On February 9, 2006, the Compensation Committee, in consultation with an independent compensation consultant, recommended, and the board of directors voted to approve, an increase in the compensation paid to the non-employee members of the board of directors in 2007. During 2007, the annual fee paid to non-employee directors will increase from $65,000 to $80,000, payable half in cash and half in shares of restricted Common Stock. Each non-employee director will continue to receive an additional $1,000 for attendance at each meeting of the board of directors and $750 for attendance at each meeting of a committee of which he is a member. The chairperson of the Audit Committee will continue to receive an additional fee of $50,000 per annum and the chairpersons of each other committee will continue to receive an additional fee of $10,000 per annum, all of which are payable in cash. Each of the other members of the Audit Committee will receive an increased additional fee of $10,000 per annum, up from $5,000 in 2006, and the other members of each of the other committees will receive an increased additional fee of $5,000 per annum,  up from $2,500 in 2006, all of which are payable in cash. Non-employee directors will continue to have the option to elect, on an annual basis, to receive 100% of their compensation in shares of restricted Common Stock.

The Company pays non-employee directors on a quarterly basis and prices all grants of Common Stock at the closing price on the last day of the quarter for which such fees relate.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information regarding the number of shares of Common Stock of the Company beneficially owned on March 27, 2007 by (i) each person who is known by the Company to beneficially own 5% or more of the Common Stock of the Company, (ii) each of the directors and executive officers of the Company, and (iii) all of the Company’s directors and executive officers, as a group.

A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the exercise of options and warrants or the conversion of convertible securities. Accordingly, Common Stock issuable upon exercise of options and warrants that are currently exercisable or exercisable within 60 days of the Record Date have been included in the table with respect to the beneficial ownership of the person or entity owning the options and warrants, but not with respect to any other persons or entities.

Applicable percentage of ownership for each holder is based on 97,051,551 shares of Common Stock outstanding on the Record Date, plus any presently exercisable stock options and warrants held by each such holder, and options and warrants held by each such holder that will become exercisable or convertible within 60 days after the Record Date. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. Except as otherwise set forth below, the address of each of the persons listed below is c/o CKX, Inc., 650 Madison Avenue, New York, New York 10022.

Name and Address of Beneficial Owner	Shares Beneficially Owned		Percentage of Common Stock
Beneficial Owners of 5% or More
The Huff Alternative Fund, L.P.	14,205,590	(1)	14.6%
Directors and Executive Officers:
Robert F.X. Sillerman	33,373,661	(2)	34.4%
Michael G. Ferrel	2,402,203	(3)	2.5%
Mitchell J. Slater	3,096,403	(4)	3.2%
Howard J. Tytel	2,665,494	(5)	2.7%
Simon Fuller	1,507,315	(6)	1.6%
Thomas P. Benson	1,390,780		1.4%
Edwin M. Banks	693	(7)	*
Edward Bleier	12,316	(8)	*
Jerry L. Cohen	12,513	(9)	*
Carl D. Harnick	35,316	(10)	*
Jack Langer	60,316	(11)	*
John D. Miller	310,316	(12)	*
Bruce Morrow	160,316	(13)	*
Priscilla Presley	6,000		*
All directors and executive officers as a group (14 individuals)	45,033,642		46.4%

                 *    Represents less than 1%.

       (1)    Includes shares of Common Stock owned of record by an affiliated limited partnership of The Huff Alternative Fund, L.P. William R. Huff possesses the sole power to vote and dispose of all securities of our Company held by the two Huff entities, subject to certain internal compliance procedures.

       (2)    Includes: (i) 23,681,565 shares of Common Stock owned of record by Mr. Sillerman; (ii) 1,000,000 shares of Common Stock owned of record by Laura Baudo Sillerman, Mr. Sillerman’s spouse, (iii) 6,135,704 shares of Common Stock owned of record by Sillerman Commercial Holdings

Partnership L.P., in which Mr. Sillerman is the sole stockholder of the general partner; and
(iv)  2,556,392 shares of Common Stock owned of record by Sillerman Capital Holdings, L.P., a limited partnership owned by Mr. Sillerman and a trust for the benefit of Mr. Sillerman’s descendants.

       (3)    Includes: (i)  1,829,112 shares of Common Stock owned of record by Mr. Ferrel; (ii) 191,032 shares of Common Stock owned of record by the Ferrel Childrens Trust f/b/o Allyson T. Ferrel; (iii) 191,030 shares of Common Stock owned of record by the Ferrel Childrens Trust f/b/o George T. Ferrel; and (i) 191,029 shares of Common Stock owned of record by the Ferrel Childrens Trust f/b/o Mary R. Ferrel.

       (4)    Includes (i) 2,597,148 shares of Common Stock owned of record by Mr. Slater and (ii) 499,255  shares of Common Stock owned of record by Mitchell J. Slater 2004 GRAT.

       (5)    Includes: (i) 2,246,232  shares of Common Stock owned of record by Mr. Tytel and Sandra Tytel, Mr. Tytel’s spouse, as tenants in common with rights of survivorship; (ii) 361,354  shares of Common Stock owned of record by the Sandra Tytel 1998 Trust for the benefit of Jennifer Tytel; and (iii) 57,908 shares of Common stock owned of record by Jennifer Tytel. 302,044 of the shares of Common stock held by Mr. Tytel and Sandra Tytel, as tenants in common, are pledged to an investment bank as security for a margin loan account.

       (6)    Includes 1,507,315 shares of Common Stock issued in connection with the Company’s acquisition of 19 Entertainment Limited.

       (7)    Includes 693 shares of restricted Common Stock issued pursuant to our 2005 Omnibus Long-Term Incentive Compensation Plan

       (8)    Includes 10,316 shares of restricted Common Stock issued pursuant to our 2005 Omnibus Long-Term Incentive Compensation Plan and 2,000 shares of Common Stock purchased on the open market.

       (9)    Includes 12,513  shares of restricted Common Stock issued pursuant to our 2005 Omnibus Long-Term Incentive Compensation Plan. Mr. Cohen has elected to received all of his director compensation in shares of Common Stock.

(10)    Includes (i) 10,316 shares of restricted Common Stock issued pursuant to our 2005 Omnibus Long-Term Incentive Compensation Plan  and (ii) 25,000 shares of restricted Common Stock granted in June 2005 in consideration for services provided in connection with the completion of the Company’s June 2005 public offering that went beyond the normal requirements of serving as a director or on a committee of the board of directors, as well as for Mr. Harnick’s commitment to continue to serve as chairman of the Audit Committee for a period of five years. One half of the shares received by Mr. Harnick are subject to restrictions which lapse ratably over five years, beginning on the first anniversary of the date of the grant, and the remaining shares are subject to forfeiture, on a pro rata basis, in the event Mr. Harnick voluntarily resigns his position prior to the expiration of the five-year term. Of the 25,000 shares granted in June 2005, 20,000 remain subject to restrictions or forfeiture.

(11)    Includes (i) 10,316 shares of restricted Common Stock issued pursuant to our 2005 Omnibus Long-Term Incentive Compensation Plan and (ii) 50,000 shares of restricted Common Stock granted in June 2005 in consideration for services provided in connection with the completion of the Company’s public offering that went beyond the normal requirements of serving as a director or on a committee of the board of directors, as well as for Mr. Langer’s commitment to continue to serve as a financial expert on the board of directors and chairman of the Nominating and Corporate Governance Committee for a period of five years. One half of the shares received by Mr. Langer are subject to restrictions which lapse ratably over five years, beginning on the first anniversary of the date of the grant, and the remaining shares are subject to forfeiture, on a pro rata basis, in the event Mr. Langer voluntarily resigns his position prior to the expiration of the five-year term. Of the 50,000 shares granted in June 2005, 40,000 remain subject to restrictions or forfeiture.

(12)    Includes (i) 10,316 shares of restricted Common Stock issued pursuant to our 2005 Omnibus Long-Term Incentive Compensation Plan and (ii) 300,000 shares of Common Stock acquired by Mr. Miller in connection with his ownership of membership interests in RFX Acquisition LLC.

(13)    Includes (i) 10,316 shares of restricted Common Stock issued pursuant to our 2005 Omnibus Long-Term Incentive Compensation Plan  and (ii) 150,000 shares of Common Stock acquired by Mr. Morrow in connection with his ownership of membership interests in RFX Acquisition LLC.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our directors, officers and persons who own more than 10% of our outstanding Common Stock to file with the SEC initial reports of ownership and changes in ownership of our Common Stock. Such individuals are also required to furnish us with copies of all such ownership reports they file.

Based solely on information furnished to us and contained in reports filed with the SEC, as well as any written representations that no other reports were required, the Company believes that during 2006, all SEC filings of its directors and executive officers complied with the requirements of Section 16 of the Exchange Act.

EXECUTIVE OFFICERS AND DIRECTORS OF CKX, INC.

The following table sets forth information regarding our executive officers and directors.

Name	Age	Position
Robert F.X. Sillerman	58	Chief Executive Officer, Chairman of the Board
Michael G. Ferrel	58	President, Director, Member of the Office of the Chairman
Mitchell J. Slater	46	Senior Executive Vice President, Chief Operating Officer, Director, Member of the Office of the Chairman
Howard J. Tytel	60	Senior Executive Vice President, Director of Legal and Governmental Affairs, Director, Member of the Office of the Chairman
Thomas P. Benson	44	Executive Vice President, Chief Financial Officer and Treasurer
Simon Fuller	46	Chief Executive Officer, 19 Entertainment Limited, Director, Member of the Office of the Chairman
Edwin M. Banks	44	Director
Edward Bleier	77	Director
Jerry L. Cohen	73	Director
Carl D. Harnick	72	Director
Jack Langer	58	Director
John D. Miller	62	Director
Bruce Morrow	71	Director
Priscilla Presley	61	Director

Robert F.X. Sillerman   was appointed Chief Executive Officer and Chairman of the board of directors effective February 7, 2005. Prior to that, Mr. Sillerman was Chairman of FXM, Inc., a private investment firm, since August 2000. Mr. Sillerman is the founder and has served as managing member of FXM Asset Management LLC, the managing member of MJX Asset Management, a company principally engaged in the management of collateralized loan obligation funds, from November 2003 through the present. Prior to that, Mr. Sillerman served as the Executive Chairman, a Member of the Office of the Chairman and a director of SFX Entertainment, Inc. from its formation in December 1997 through its sale to Clear Channel Communications in August 2000.

Michael G. Ferrel   was appointed President, director and Member of the Office of the Chairman on May 19, 2005. Prior to that, Mr. Ferrel was President and Chief Executive Officer of FXM, Inc. since August 2000. Mr. Ferrel served as President, Chief Executive Officer, Member of the Office of the Chairman and a director of SFX Entertainment from December 1997 through August 2000.

Mitchell J. Slater   was appointed Senior Executive Vice President, Chief Operating Officer, director and Member of the Office of the Chairman effective February 7, 2005. Prior to that, Mr. Slater was Executive Vice President of FXM, Inc. since August 2000. Mr. Slater served as Executive Vice President of SFX Entertainment from January 1997 through August 2000. Mr. Slater also owns The Slater Group, a private investment company, established in 2001, that owned Metropolitan Entertainment, an independent concert promotion company. Mr. Slater served as Executive Chairman of Metropolitan from March 2002 through the sale of that company in December 2002. Mr. Slater is the President and serves on the Board of Directors of LIFEbeat—The Music Industry Fights AIDS. Mr. Slater also serves as a Trustee of the Garden School.

Howard J. Tytel   was appointed Senior Executive Vice President, Director of Legal and Governmental Affairs, director and Member of the Office of the Chairman effective February 7, 2005. Prior to that, since August 2000, Mr. Tytel was Executive Vice President and Director of Legal and Governmental Affairs of FXM, Inc. Mr. Tytel also serves on the management advisory committee of FXM Asset Management, the managing member of MJX Asset Management. Mr. Tytel served as Executive Vice President, General Counsel, Secretary and a director of SFX Entertainment from December 1997 through August 2000. In January 1999, Mr. Tytel was elected as a Member of the Office of the Chairman of SFX Entertainment.

Thomas P. Benson   was appointed Executive Vice President, Chief Financial Officer and Treasurer effective February 7, 2005. Mr. Benson also serves as Executive Vice President and Chief Financial Officer of MJX Asset Management, and serves on the management advisory committee of FXM Asset Management. Mr. Benson has been with MJX since November 2003. Mr. Benson was Chief Financial Officer at FXM, Inc. from August 2000 until February 2005. Mr. Benson served as a Senior Vice President and Chief Financial Officer of SFX Entertainment from March 1999 to August 2000, and as the Vice President, Chief Financial Officer and a director of SFX Entertainment from December 1997.

Simon Fuller   has served as Chief Executive Officer of 19 Entertainment Limited since founding the company in 1985 and he was appointed as a director and Member of the Office of the Chairman on July 28, 2005. While at 19 Entertainment, Mr. Fuller has been responsible for the creation and development of many successful ventures, including the Spice Girls, S Club 7, the management of David and Victoria Beckham and artists such as Annie Lennox and Cathy Dennis, and the development of the Pop Idol and American Idol series. Prior to forming 19 Entertainment, from 1981 to 1985, Mr. Fuller worked at Chrysalis Music, in music publishing (Chrysalis Music Limited) and A&R (Chrysalis Records). Since January 2000, Mr. Fuller has been an investor in and director of Popworld Limited, a multi-artist pop music brand and online portal with online and offline brand relationships with commercial partners.

Edwin M. Banks   was appointed to our board of directors on February 8, 2005. Mr. Banks is a founder of Washington Corner Capital Management, LLC, an investment management company.   Mr. Banks served as the Chief Investment Officer of WRH Partners, a private investment firm, and as a Senior Portfolio Manager for W. R. Huff Asset Management Co., L.L.C., an investment management firm, from June 1988 through October 2006. Mr. Banks is currently a director of Virgin Media, where he serves as the chairman of the compensation committee, and Caremark Rx, Inc.

Edward Bleier   was appointed to our board of directors on February 7, 2005. Mr. Bleier is a director of RealNetworks, Inc., a leading Internet creator of digital media services and software. For 34 years, until his retirement as Senior Advisor in December 2003, Mr. Bleier was an executive of Warner Bros., Inc. From 1986 through 2000, he was President of the division responsible for broadcast and cable networks, pay-television and video-on-demand. He also previously served on Warner Communications’ strategy committee, as President of Warner Bros. Animation, and overseeing the broadcast of certain sports properties. In May 2005, Mr. Bleier was appointed to the Board of Directors of Blockbuster, Inc. and is also on the advisory board of Drakontas, Inc.  He is a member of the Council on Foreign Relations and serves as a trustee of The Charles A. Dana Foundation. He is the author of the New York Times’ best selling book entitled “The Thanksgiving Ceremony.”

Jerry L. Cohen   was appointed to our board of directors on February 7, 2005. Mr. Cohen has been a partner for more than six years with Tishman Speyer Properties, L.P., one of the largest and oldest real estate development organizations in the United States. Prior to that, from 1992 to 1998, Mr. Cohen was Vice Chair and a member of the Board of Directors of Cushman & Wakefield, Inc. Mr. Cohen is a partner of the Yankee Global Enterprises. Mr. Cohen is a member of the Board of Overseers of New York University’s Stern School of Business and the Board of Directors of the Manhattan Theatre Club.

Carl D. Harnick   was appointed to our board of directors on February 7, 2005. Mr. Harnick has served as Vice President and Chief Financial Officer of Courtside Acquisition Corp since March 18, 2005. Mr. Harnick was a partner with Ernst & Young and its predecessor for thirty years, retiring from the firm in September 1997. Since leaving Ernst & Young, Mr. Harnick has provided financial consulting services to various organizations, including Alpine Capital, a private investment firm, at various times since October 1997. He was a director of Platinum Entertainment, Inc., a recorded music company, from April 1998 through June 2000, Classic Communications, Inc., a cable television company, from January 2000 through January 2003, and Sport Supply Group, Inc., a direct mail marketer of sporting goods, from April 2003 through August 2004. Mr. Harnick has been the Treasurer as well as a Trustee for Prep for Prep, a charitable organization, for more than fifteen years.

Jack Langer   was appointed to our board of directors on February 7, 2005. Mr. Langer is a private investor. From April 1997 to December 2002, Mr. Langer was Managing Director and the Global Co-Head of the Media Group at Lehman Brothers Inc. From 1995 to 1997, Mr. Langer was the Managing Director and Head of Media Group at Bankers Trust & Company. From 1990 to 1994, Mr. Langer was Managing Director and Head of Media Group at Kidder Peabody & Company, Inc. Mr. Langer also serves on the Board of Directors of SBA Communications Corp. and Atlantic Broadband Group.

John D. Miller   was appointed to our board of directors on February 7, 2005. Mr. Miller is the Chief Investment Officer of W.P. Carey & Co. LLC, a net lease real estate company. Mr. Miller is also a founder and Non-Managing Member of StarVest Partners, L.P., a $150 million venture capital investment fund formed in 1998. From 1995 to 1998 Mr. Miller was President of Rothschild Ventures Inc., the private investments unit of Rothschild North America, a subsidiary of the worldwide Rothschild Group. He was also President and CEO of Equitable Capital Management Corporation, an investment advisory subsidiary of The Equitable where he worked for 24 years beginning in 1969.

Bruce Morrow   was appointed to our board of directors on February 7, 2005. Since July 2005, Mr. Morrow has been hosting three regularly scheduled weekly broadcasts for Sirius Satellite Radio. Prior to joining Sirius, Mr. Morrow was an on-air personality at WCBS-FM from 1982 through June 2005, most recently hosting two radio broadcast shows, “Cousin Brucie’s Yearbook” and “Cousin Brucie’s Saturday Night Party.” Mr. Morrow has worked in the New York radio market since 1961. Mr. Morrow was inducted into the Radio Hall of Fame in 1987, the Broadcasting & Cable Hall of Fame in 1990 and more recently, the National Association of Broadcasters Hall of Fame. Mr. Morrow is the President of Variety, The Children’s Charity. Mr. Morrow was the Chairman of the Board of Directors of Multi-Market Radio, Inc. until its sale to SFX Broadcasting in November 1996.

Priscilla Presley   was appointed to our board of directors by the holder of the Series C Preferred Stock on February 8, 2005. Ms. Presley has been a director of Metro-Goldwyn-Mayer Inc. since November 2000. From 1981 to 1998, Ms. Presley served as Chairperson of Elvis Presley Enterprises, Inc. In 2006, Ms. Presley launched a collection of luxury bed linens called “The Priscilla Presley Collection.”  Ms. Presley is currently working in an executive producer capacity on a remake of the Peter Sellers film, “The Party,” with Darren Star and Dreamworks and is developing a play based on her life story.

RELATED PARTY TRANSACTIONS

In February 2005, the Company entered into a sublease for approximately 16,810 square feet for its principal corporate offices in New York, New York. The prior subtenants from whom we assumed the terms of the sublease were FXM, Inc. (“FXM”) and MJX Asset Management LLC (“MJX”). Mr. Sillerman is the managing member of MJX and is the principal stockholder of FXM. Messrs. Ferrel, Tytel, Slater and Benson are also investors in MJX and FXM. The terms of the sublease are identical to those which governed FXM’s and MJX’s occupation of such space. In accordance with certain requirements set forth in the existing sublease for the space, FXM was required to remain as a guarantor to the Company’s obligations under the sublease. The Company has agreed to use its best efforts to have FXM released from these obligations. While the Company was not yet subject to the rules and regulations of The NASDAQ Stock Market® at the time of this transaction, the transaction was subsequently ratified by the independent members of our board of directors in accordance with The NASDAQ Stock Market’s® rules for affiliated transactions.

Under the terms of their employment agreements, certain employees of the Company, including Messrs. Tytel and Benson, are permitted to spend a portion of their time providing services for Mr. Sillerman and/or MJX. In addition, certain non-management employees provide services for Mr. Sillerman and/or MJX. The Compensation Committee of our board of directors reviews the amount of time spent on outside endeavors by CKX employees on a quarterly basis, and to the extent the Compensation Committee believes any such employee is engaging in outside activities at a level whereby he is being compensated by the Company for the time spent on such outside activities, the Compensation Committee may require that the employee reduce the level of outside services being performed, and further, may require that the recipient of such services (either Mr. Sillerman or MJX) reimburse the Company for the compensation attributable to the time spent thereon. In 2006, the Compensation Committee determined that certain non-management employees of CKX had provided services to MJX and/or Mr. Sillerman with an aggregate value of $120,817. Mr. Sillerman’s salary for the year ended December 31, 2006 was reduced by such amount to compensate the Company for such services.

Although Mr. Sillerman is an investor as a limited partner in an affiliate of The Huff Alternative Fund, L.P. which, together with that affiliate, invested $43.8 million in the Company in 2005, Mr. Sillerman and The Huff Alternative Fund, L.P. and that affiliate agreed that Mr. Sillerman would not participate in the investment in CKX by The Huff Alternative Fund, L.P. and its affiliate.

Other than the aforementioned, there have been no transactions during the last two years, or proposed transactions, to which we were or will be a party, in which any director, executive officer, beneficial owner of more than 5% of the Company’s Common Stock or any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of these persons, had or is to have a direct or indirect material interest.

The Company reviews all relationships and transactions in which the Company or its directors, executive officers, stockholders holding 5% or more of the Company’s outstanding capital stock or their immediate family members are participants to determine whether such persons have a direct or indirect material interest.  If a transaction is determined to be an affiliate transaction, it must be approved by a majority of the Company’s independent and disinterested directors who will have access to the Company’s counsel or independent legal counsel at the Company’s expense. The Company is subject to, and complies with, the regulations of The NASDAQ Stock Market® relating to affiliate transactions.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The election of 12 directors is proposed by the board of directors, each director to hold office, in accordance with the Company’s Certificate of Incorporation and Bylaws, for a term of one year or until his or her successor is duly elected and qualified. In addition, the holder of the Series C Preferred Stock has confirmed in writing its election of Ms. Presley to continue to serve as the Series C Director until the next annual meeting of stockholders or until her successor is duly elected and qualified. All of the director nominees are current members of the Company’s board of directors.

In accordance with the board of director’s recommendation, the proxy holders will vote the shares covered by their respective proxies for the election of each of the 12 director nominees set forth below (excluding the Series C Director), unless the stockholder gives instructions to the contrary. If, for any reason, any of the director nominees becomes unavailable for election, the proxy holders may exercise discretion to vote for substitute nominees proposed by the board of directors. Each of the director nominees has indicated that he or she will be able to serve if elected and has agreed to do so.

Director Nominees

Information about each director nominee, including the director’s business experience, independence status and service on the boards of directors of other publicly traded companies and investment companies, is set forth under “Executive Officers and Directors of CKX, Inc.”

Robert F.X. Sillerman	Not Independent
Michael G. Ferrel	Not Independent
Simon Fuller	Not Independent
Mitchell J. Slater	Not Independent
Howard J. Tytel	Not Independent
Edwin M. Banks	Independent
Edward Bleier	Independent
Jerry L. Cohen	Independent
Carl D. Harnick	Independent
Jack Langer	Independent
John D. Miller	Independent
Bruce Morrow	Independent

Our board of directors unanimously recommends that you vote “FOR” the election of each of the director nominees named above.

Series C Director

In addition to its right to vote in the general election of members to our board of directors, the holder of the Series C Preferred Stock is entitled to elect one member to the Company’s board of directors, referred to herein as the “Series C Director.” Ms. Priscilla Presley currently serves on our board of directors as the Series C Director and the holder of the Series C Preferred Stock has confirmed in writing its election of Ms. Presley to continue to serve as the Series C Director until the next annual meeting of stockholders or earlier removal by the holder of the Series C Preferred Stock in accordance with the Company’s Certificate of Incorporation. Ms. Presley has been deemed not to be an independent director. Holders of the Company’s Common Stock are not entitled to vote in the election of the Series C Director.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The board of directors has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2007, subject to stockholder ratification. The Audit Committee has reviewed Deloitte & Touche LLP’s independence from the Company as described in the “Report of the Audit Committee.” In appointing Deloitte & Touche LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2007 and in recommending that the Company’s stockholders ratify the appointment, the Audit Committee has considered whether the non-audit services provided by Deloitte & Touche LLP were compatible with maintaining Deloitte & Touche LLP’s independence from the Company and has determined that such services do not impair Deloitte & Touche LLP’s independence.

Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting and will have the opportunity to make statements if they desire to do so and will be available to respond to appropriate questions.

Vote Required and Recommendation of our Board of Directors

The affirmative vote of a majority of the shares of the Company’s outstanding stock present in person at the annual meeting or represented by proxy is required for ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2007.

Our board of directors unanimously recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2007.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee currently consists of three directors, each of whom, in the judgment of the Company’s board of directors, is “independent” within the meaning of regulations of the SEC and the requirements of The NASDAQ Stock Market®. The Audit Committee is comprised of Messrs. Harnick, Langer and Miller. The board of directors has determined that Mr. Carl Harnick is an audit committee financial expert as defined in the rules of the SEC. The Audit Committee acts pursuant to a written charter that has been adopted by the Company’s board of directors. A copy of the charter is attached to this proxy statement as Annex A and can be found on the Company’s website at www.ckx.com.

Management is responsible for the Company’s internal controls, the financial reporting process and preparation of the consolidated financial statements of the Company. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of  the Public Company Accounting Oversight Board (United States) and to issue a report thereon, and issuing a report on management’s assessment of the effectiveness of the Company’s internal control over financial reporting and whether the Company maintained effective internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes. It should be noted that the Audit Committee members are not professionally engaged in the practice of accounting or auditing.

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for its fiscal year ended December 31, 2006. The information contained in this report shall not be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

In connection with the preparation and filing of the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2006:

(1)          The Audit Committee reviewed and discussed the audited financial statements with management;

(2)          The Audit Committee discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the material required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, (as may be modified or supplemented); and

(3)          The Audit Committee received the written disclosures and the letter from Deloitte & Touche LLP required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as may be modified or supplemented, and discussed with the independent registered public accounting firm any relationships that may impact its objectivity and independence and satisfied itself as to the independence of the independent registered public accounting firm.

Based on the review and discussion referred to above, the Audit Committee recommended to the Company’s board of directors, and the board of directors has approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the SEC.

Members of the Audit Committee

Carl D. Harnick, Chairman
Jack Langer
John D. Miller

SERVICES PROVIDED BY THE INDEPENDENT PUBLIC ACCOUNTANT AND FEES PAID

The following table sets forth the fees paid by the Company and its subsidiaries for services rendered by Deloitte & Touche LLP for the years ended December 31, 2006 and December 31, 2005:

	2006	2005
Audit Fees	$3,194,176	$1,371,501
Audit-Related Fees(1)	713,650	1,903,800
Tax Fees(2)	250,668	258,042
All Other Fees(3)	85,645	1,038,654
Total	$4,244,139	$4,571,997

(1)          Audit-related fees principally related to audits of the historical financial statements of acquired companies and acquisition targets.

(2)          Tax fees related to tax compliance, advice and planning.

(3)          All other fees in 2006 principally related to permitted advisory services on one business venture and certain Sarbanes-Oxley facilitation services. All other fees in 2005 principally related to due diligence related to the acquisition of the Company by RFX Acquisition LLC in February 2005 and the Company’s public offering of common stock in June 2005.

Audit Committee Pre-Approval of Services Provided by the Independent Public Accountant

The Audit Committee of the board of directors maintains a pre-approval policy with respect to material audit and non-audit services to be performed by the Company’s independent registered public accounting firm in order to assure that the provision of such services does not impair the accountant’s independence. Before engaging the independent registered public accounting firm to render a service, the engagement must be either specifically approved by the Audit Committee, or entered into pursuant to the pre-approval policy. Pre-approval authority may be delegated to one or more members of the Audit Committee. Any non-audit work by the Company’s independent registered public accounting firm that commences prior to approval by the Audit Committee is subject to a full refund of all fees paid by the Company.

EXECUTIVE COMPENSATION AND RELATED MATTERS

Compensation Discussion and Analysis

Compensation Committee

The Compensation Committee of the board of directors has responsibility for overseeing all aspects of the compensation program for the Chief Executive Officer and the other named executive officers of the Company who report to the Chief Executive Officer. In addition, the Committee reviews and approves the annual compensation packages, including incentive compensation programs, for the members of senior management of each of the Company’s subsidiaries and divisions. The Compensation Committee also administers the Company’s 2005 Omnibus Long-Term Incentive Compensation Plan. The Compensation Committee members are John Miller (Chairman), Edward Bleier and Jack Langer, all of whom have been deemed by the board of directors to be independent within the meaning of  the rules and regulations of the SEC, our Company’s Corporate Governance Guidelines, the regulations of The NASDAQ Stock Market® and Section 162(m) of the Internal Revenue Code.

The Compensation Committee has retained an independent compensation consultant, Lyons, Benenson & Company Inc., to assist the Compensation Committee in fulfilling its responsibilities and to provide advice with respect to all matters relating to executive compensation and the compensation practices of similar companies. The consultant is engaged by, and reports directly to, the Compensation Committee. Harvey Benenson generally attends all meetings of the Compensation Committee on behalf of Lyons, Benenson & Company Inc. The Compensation Committee also regularly consults with the Company’s in-house legal department and outside counsel and has authority under its charter to retain independent outside counsel if it deems necessary.

Overview of Compensation Program

Our philosophy on senior executive compensation is to ensure that all elements of the Company’s compensation program work together to attract, motivate and retain the executive, managerial and professional talent needed to achieve the Company’s strategy, goals and objectives. The Compensation Committee and the Company are also committed to the principles inherent in paying for performance and structure the compensation program to deliver rewards for exemplary performance and to withhold rewards and impose other consequences in the absence of such performance.

The specific objectives of the compensation program are to:

•       Ensure that the interests of the Company’s executives are aligned with those of its stockholders;

•       Offer a total compensation program that is competitive with the compensation offered by the companies with which the Company competes for executive talent;

•       Provide incentive to achieve financial goals and objectives, both in terms of  financial performance; stockholder value; and

•       Provide opportunity for reward that fosters executive retention.

Components of Compensation for Named Executive Officers

The key elements of annual executive compensation are base salary, annual performance incentive awards and long-term incentive awards.  In considering appropriate levels of annual and long-term incentive compensation, the Company takes into account the extent to which existing incentives, including each executive’s existing stock ownership in the Company and the existence or lack of any vesting provisions or restrictions on resale with respect thereto, provide a sufficient degree of economic incentive to continue the Company’s success.

Base Salary

The Compensation Committee annually reviews the base salaries of the Chief Executive Officer and other named executive officers of the Company. The salaries of the Chief Executive Officer and the other named executive officers were first set when they entered into employment agreements with the Company in 2005 to reflect the nature and responsibility of each of their respective positions and to retain a management group with a proven track record. The Company believes that entering into employment agreements with its most senior executives helps ensure that the Company’s core group of managers will be available to the Company and its stockholders on a long-term basis. The employment agreements of Messrs. Sillerman, Ferrel, Slater, Tytel and Benson provide for a base salary that escalates annually by an amount not less than the greater of five percent or the rate of inflation. The base salary for each named executive officer may be raised in excess of this amount upon the recommendation and approval of the Compensation Committee. None of the named senior executives are guaranteed a bonus payment under the terms of his employment agreement. For a detailed description of the employment agreements see “Employment Agreements” below.

In accordance with annual practice, the Compensation Committee reviewed the salaries of these executive officers following the conclusion of 2006 and ratified the increase in the base salary of 5% for each of such named executive officers for 2007, the same as the increase in 2006. The decision not to adjust the base salaries of the senior executive officers by an amount greater than the minimum required by their employment agreements, despite the fact that the Company achieved its strategic and financial objectives for the year, was motivated primarily by management’s and the Compensation Committee’s desire to approach compensation conservatively and to conserve resources at this early stage in the Company’s development. While Mr. Fuller’s employment agreement does not require a minimum annual increase, it does require that his salary be reviewed annually and the Compensation Committee approved an increase in his base salary of 5% for 2007.

Annual Incentives

While the Company and the Compensation Committee believe that annual incentive compensation motivates executives to achieve exemplary results, no formal annual incentive compensation plan for the Company’s named executive officers was adopted for 2006. In large part, this decision reflected the view, jointly held by management and the members of the Compensation Committee, that during the formative phase in the Company’s development, the Company should approach compensation cautiously. oth management and the Compensation Committee determined at such time that the substantial equity holdings of the Company’s senior executives aligned their interests with stockholders and provided ample motivation for such executives to achieve exemplary performance results for 2006. As a result, no annual incentive awards were paid with respect to 2006 to Messrs. Sillerman, Ferrel, Slater, Tytel or Benson.

The Chief Executive Officer and Chairman of the Company recommended, and the Compensation Committee approved, a bonus for Mr. Fuller in the amount of  £350,000 ($645,050) for 2006 based on the outstanding performance of 19 Entertainment Limited, the subsidiary of which Mr. Fuller serves as Chief Executive Officer. The decision to pay this bonus to Mr. Fuller was in large part in recognition of 19 Entertainment Limited substantially exceeding its budgeted results for 2006 and the continued outstanding performance of the American Idol platform in 2006, including the television show, record sales and the summer tour.

On February 12, 2007, the Compensation Committee adopted an annual incentive compensation plan for 2007 for Messrs. Sillerman, Ferrel, Slater, Tytel and Benson.  The 2007 senior executive incentive compensation plan provides that a total bonus pool be established for the named executive officers equal to a percentage of the amount by which the Company exceeds a pre-established financial performance target. The Company has established a threshold amount, measured by OIBDAN, that, if surpassed, will evidence  substantial growth over 2006. The Company selected an OIBDAN-based target to measure achievement because it considers OIBDAN to be an important indicator of the operational strengths and performance of its businesses. OIBDAN, a non-GAAP financial metric generally employed as a measure of cash flow, is defined for the purposes of the executive incentive compensation plan as operating income (loss) before corporate expense,  non-cash depreciation of tangible assets, non-cash amortization of intangible assets and non-cash compensation expense and including equity in earnings (loss) of affiliates.

Upon achieving a financial result in excess of the target amount, each of the named executive officers will be eligible to receive a pre-established percentage of the overall bonus pool as follows: Mr. Sillerman—22%, Mr. Ferrel—22%, Mr. Slater—22%, Mr. Tytel—22%, and Mr. Benson—12%.   Payment of such bonuses is subject to the approval of the Compensation Committee.

In order to allow for the plan to accurately reflect the results of the Company, the Compensation Committee may adjust the OIBDAN target in limited circumstances, including to reflect any gain, loss, income or expense determined to be extraordinary or unusual in nature or infrequent in occurrence.

The Compensation Committee has also adopted an incentive compensation plan for 2007 for Simon Fuller. Under the terms of this plan, Mr. Fuller shall be entitled to receive a percentage of the amount by which 19 Entertainment Limited, of which Mr. Fuller serves as Chief Executive Officer, exceeds a pre-established financial target. As with the Company target threshold, the Company has established a threshold amount for 19 Entertainment Limited, measured by OIBDAN, that, if surpassed, will evidence substantial growth for 19 Entertainment Limited over 2006.

There is a cap on the total amount that each  of the named executive officers covered by the plans described above may receive under such plans. Payments under the plans, if any, will be paid in cash and equity awards, provided that not less than one-third of the bonus amounts will be paid in restricted shares of the Company’s Common Stock. Notwithstanding the foregoing, any bonus due Mr. Sillerman will be paid 100% in restricted shares of Common Stock. The Company believes that the requirements with respect to including  restricted shares of Common Stock in the bonus payments provides additional long term incentive to achieve continued growth. Payments under the plans are made pursuant and subject to the Company’s 2005 Omnibus Long-Term Incentive Compensation Plan described below and are expected to be made within a reasonable amount of time following the filing of the Company’s Form 10-K for the year ending December 31, 2007.

Long-Term Incentives

The Company maintains the 2005 Omnibus Long-Term Incentive Compensation Plan, which was adopted by the board of directors in February 2005 and subsequently approved by the Company’s stockholders at a special meeting in March 2005. This plan, which is administered by the Compensation Committee, permits the use of stock options, restricted stock, stock, performance shares or awards, stock appreciation rights and other forms of long-term incentives. During 2006, management did not recommend that there be long-term incentive grants to the named executive officers of the Company. As indicated above, senior management and the Compensation Committee felt that the equity holdings among the senior executives are sufficient to motivate those executives as well as to join their interests with those of all other stockholders.

Upon the recommendation of management, in 2006 the Compensation Committee approved grants of stock options for 218,000 shares to 56 employees, which are distributed among the Company’s subsidiaries and its corporate headquarters and grants of 15,000 shares of restricted Common Stock to four employees at the Company’s corporate headquarters, none of which were to the named executive officers. In considering management’s recommendations, the Compensation Committee reviewed the duties and responsibilities, salary levels and performance assessments of each of the prospective stock option recipients and approved all requested grants.

In May 2006, the Compensation Committee adopted a policy whereby annual award grants under the 2005 Omnibus Long-Term Incentive Compensation Plan will be made during the first quarter of each year in conjunction with the annual compensation review for the prior year. On January 30, 2007, the Compensation Committee adopted a policy whereby all annual award of stock options issued in connection with the year-end compensation review will now be granted on the first business day that is 72 hours after the release of the Company’s earnings. The Company believes that this policy aligns its employees interests with those of its stockholders as the price of award grants will be determined at a time when there is maximum transparency regarding the Company’s financial results. In addition to these annual grants, management and the Compensation Committee retain the flexibility to make grants of equity rewards from time to time during the year, including to new employees. Equity rewards to new employees will be priced at the close of the market on the day that employment commences.

Perquisites

The Company provides its named executive officers with perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with its objective of attracting and retaining exceptional executive talent. Perquisites to the named executive officers for 2006 included the following:

•       The Company provided a $24,000 car allowance to each of Messrs. Sillerman, Ferrel, Slater, Tytel and Benson and a $25,433 car allowance to Mr. Fuller.

•       The Company paid health and insurance premiums for each of Messrs. Sillerman, Ferrel, Slater, Tytel and Benson in an aggregate amount of $22,595.

•       The Company paid health insurance premiums and death in service premiums for Mr. Fuller in the amount of $3,459.

•       The Company contributed $2,212 to a personal pension scheme maintained in the United Kingdom by Mr. Fuller on his behalf.

•       The Company paid for  drivers for Mr. Sillerman for security reasons, as approved by the Company’s board of directors. The value of the portion of the drivers’ time spent rendering non-business related services for Mr. Sillerman was determined to be $19,408 in 2006.

•       Certain employees of the Company are permitted to provide services to Mr. Sillerman and/or entities he controls, provided that the Company is reimbursed for the fair value of such services, as determined by the Compensation Committee. The Compensation Committee determined the value of the services provided in 2006 by employees of the Company to Mr. Sillerman and/or entities he controls was $120,817. Mr. Sillerman’s salary for the year ended December 31, 2006 was reduced by such amount to compensate the Company for such services.

401(k) Plan

The Company maintains a retirement savings plan, or a 401(k) Plan, for the benefit of its eligible employees. Employees eligible to participate in our 401(k) Plan are those employees who have attained the age of 21 and have been employed by the Company for a period of at least three months. Employees may elect to defer their compensation up to the statutorily prescribed limit. The Company matches 100% of the first 3% of each employee’s contributions and 50% of the next 2% of an employee contributions to the plan in cash. The matching funds provided by the Company, along with employees’ deferrals are 100% vested when contributed. During 2006, the Company provided $8,800 in matching contributions to the Company’s 401(k) plan for each of Messrs. Sillerman, Ferrel, Slater, Tytel and Benson.  The 401(k) Plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code. As such, the contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the plan, and all contributions are deductible by the Company when made.

Employment Agreements

As described under “Components of Executive Compensation” above, in 2005, the Company entered into employment agreements with Messrs. Sillerman, Ferrel, Slater, Tytel and Benson that provided for initial annual base salaries of $650,000 for Mr. Sillerman, $650,000 for Mr. Ferrel, $650,000 for Mr. Slater, $650,000 for Mr. Tytel and $450,000 for Mr. Benson, increased annually by the greater of five percent or the rate of inflation. The employment agreements were approved by the Compensation Committee in recognition of the need to provide certainty to both the Company and the individuals with respect to their continued and active participation in the growth of the Company.

Each of such named executive officers also may receive during his continued satisfactory performance of the employment agreement a bonus to be determined annually in the discretion of, and on the recommendation of, the Compensation Committee.  As noted above, no annual bonus was paid to any of Messrs. Sillerman, Ferrel, Slater, Tytel or Benson for 2006. Bonuses in 2007, if any, will be paid in accordance with the 2007 senior executive incentive compensation plan described above.

Mr. Sillerman’s employment agreement is for a term of six years, while the agreement for each of Messrs. Slater, Tytel and Benson is for a term of five years, in each case beginning as of February 8, 2005. Mr. Ferrel’s agreement is effective May 19, 2005 and expires on February 7, 2010. The employment agreements include a non-competition agreement between the executive officer and our Company which is operative during the term. Upon a “change in control,” the executive officer may terminate his employment, and, upon doing so, will no longer be subject to the non-competition provisions. In addition, Mr. Sillerman’s employment agreement provides that if Mr. Sillerman’s employment is terminated by our Company without “cause,” or if there is a “constructive termination without cause,” as such terms are defined in the employment agreements, his non-compete shall cease to be effective on the later of such termination or three years from the effective date of the agreement

The employment agreements between the Company and Messrs. Sillerman, Slater, Tytel and Benson were filed with the SEC on April 11, 2005 as Exhibits 10.18 (Sillerman), 10.19 (Slater), 10.20 (Tytel) and 10.21 (Benson) to Form S-1. The employment agreement between the Company and Mr. Ferrel was filed with the SEC on May 19, 2005 as Exhibit 10.27 to Amendment No. 1 to Form S-1/A (Registration Statement No. 333-123995).

In connection with the Company’s acquisition of 19 Entertainment, the Company entered into an employment agreement with Simon Fuller under which he continues to serve as the Chief Executive Officer of 19 Entertainment. The agreement is effective March 17, 2005 and provides for a term of six years. During the term, Mr. Fuller’s professional services are exclusive to 19 Entertainment subject to minor pre-approved business activities that do not compete with 19 Entertainment and do not affect Mr. Fuller’s ability to perform his duties to 19 Entertainment. The agreement provides for an annual base salary of £480,000 ($884,640). In addition to such compensation and customary benefits, Mr. Fuller also may receive during his continued satisfactory performance of the employment agreement a bonus to be determined annually in the discretion of our board of directors, on the recommendation of the Compensation Committee. Mr. Fuller has agreed to certain non-competition and non-solicitation provisions, both in his employment agreement, which is governed by U.K. law, and in a separate non-compete agreement governed by New York law. Under his employment agreement, Mr. Fuller has agreed to restrictions covering the period ending on the earlier of twelve months following the termination of the agreement or six years from the date of the agreement. Under the terms of his separate non-compete agreement governed by New York law, Mr. Fuller is subject to non-competition, non-solicitation and non-disclosure provisions for a period of five years from the date of our acquisition of 19 Entertainment. The employment agreement between 19 Entertainment and Simon Fuller was filed with the SEC as Exhibit 10.19 to the Form 10-QSB for the three months ended March 31, 2005.

Components of Compensation for Divisional Management

The key elements of annual compensation for executives at the Company’s divisions and subsidiaries are base salary, annual performance incentive awards and long-term incentive awards. This category of individuals includes members of senior management at the Company’s operating divisions who generally play a key role in formulating, overseeing and effectuating the Company’s projects, strategies and operations at the subsidiary and/or divisional level. Each of the individuals in this category are party to employment agreements with the relevant subsidiary, which establish a base annual salary and provide for a discretionary bonus. In each case, the base annual salary has been established based on prevailing market rates as well as the historical practice of the subsidiary in question as it relates to a particular position.

As with senior executive officers, the Company believes that senior management at its subsidiaries and divisions need to be provided with sufficient incentive to actively pursue economic growth and the success of the Company. Therefore, on an annual basis management recommends and the Compensation Committee reviews and approves an incentive cash compensation plan to provide for cash bonus payments based on the performance of the relevant division/subsidiary and the involvement of each individual in achieving the predetermined goals. The incentive compensation plan provides for a pre-determined bonus pool for senior employees of each subsidiary, as well as a predetermined target bonus for each individual, the amount of which will depend upon the subsidiary as well as the Company achieving or surpassing their respective budgeted results for that year. In addition to the formulaic aspects of the incentive compensation plan, management, subject to the approval of the Compensation Committee, retains some discretion in increasing and/or decreasing the individual bonus payments paid under the plan to appropriately reward or punish notable achievement or lack thereof.

In addition to payments under the incentive compensation plan described in the preceding paragraph, each of the individuals in this category are eligible to receive annual award grants under the Company’s 2005 Omnibus Incentive Compensation Plan. The Company believes that the inclusion of an equity component in each employee’s annual compensation is important in aligning each participant’s interest with those of the overall Company, giving each individual a vested interest in the growth of CKX and rewarding each employee as the Company achieves additional levels of economic success.

Internal Revenue Code Section 162(m)

Beginning in 1994, the Omnibus Reconciliation Act of 1993 amended Section 162(m) of the Internal Revenue Code limiting to $1 million the amount that may be deducted by a publicly held corporation for compensation paid to each of its named executives in a taxable year, unless the compensation in excess of $1 million is “qualified performance-based compensation.” The Compensation Committee and the Company have determined that the Company’s general policy is to design its short-term and long-term compensation plans to qualify for the exemption from the deduction limitations of Section 162(m) and to be consistent with providing appropriate compensation to executives. Stockholder approval of the 2005 Omnibus Long-Term Incentive Compensation Plan has previously been sought and obtained, thereby ensuring that qualifying grants made pursuant to that plan, the 2007 senior executive incentive compensation plan and the 2007 Simon Fuller incentive compensation plan will qualify for the performance-based exemption. While the Compensation Committee considers the impact of this rule when developing executive compensation programs, it retains the flexibility to structure the Company’s compensation programs in ways that best promote the interests of the Company and its stockholders

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by 402(b) of Regulation S-K with management and, based upon such review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee

John D. Miller, Chairman
Edward Bleier
Jack Langer

2006 Summary Compensation Table

The table below summarizes the compensation earned for services rendered to the Company in all capacities for the fiscal year ended December 31, 2006 by our Chief Executive Officer and the five other most highly compensated executive officers of the Company (the “named executive officers”) who served in such capacities during 2006. Except as provided below, none of our named executive officers received any other compensation required to be disclosed by law or in excess of $10,000 annually.

Name and Principal Position	Fiscal Year		Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation		Total
Robert F.X. Sillerman	2006	(1)	$558,975	—	—	—	—	$192,895	(2)	$751,870
Chairman and Chief	2005	(3)	$515,120	—	—	—	—	$100,122	(4)	$615,242
Executive Officer
Thomas P. Benson	2006		$470,625	—	—	—	—	$55,395	(5)	$526,020
Chief Financial Officer	2005		$412,500	—	—	—	—			$412,500
Simon Fuller	2006	(6)	$884,640	$645,050	—	—	—	$31,104	(7)	$1,560,794
Chief Executive Officer of	2005	(8)	$718,400	—				—		$718,400
19 Entertainment Limited
Michael G. Ferrel	2006		$679,792					$55,395	(5)	$735,187
President	2005	(9)	$453,417	—	—	—	—	—		$453,417
Mitchell J. Slater	2006		$679,792	—	—	—	—	$55,395	(5)	$735,187
Chief Operating Officer	2005		$595,833	—	—	—	—	—		$595,833
Howard J. Tytel	2006		$679,792	—	—	—	—	$55,395	(5)	$735,187
Senior Executive Vice President	2005		$595,833	—	—	—	—	—		$595,833
Director of Legal and
Governmental Affairs

(1)          The amount of $155,512 was withheld from Mr. Sillerman’s annual salary during 2006 in anticipation of compensating the Company for services performed by Company employees for Mr. Sillerman or entities he controls. The Compensation Committee determined that employees of the Company provided services for Mr. Sillerman in 2006 valued at $120,817. This amount has been included under the column “All Other Compensation.” In February 2007, the Company paid Mr. Sillerman the amount of $34,695, representing the difference between the amount withheld and the value of the services provided to Mr. Sillerman during 2006. Although this amount was paid in 2007, it is included under “Salary” above since it relates to Mr. Sillerman’s compensation for the fiscal year ended December 31, 2006.

(2)          Includes: (a) $24,000 car allowance; (b) $22,595 of health and dental insurance premiums paid by the Company on behalf of Mr. Sillerman; (c) $8,800 of matching contributions made by the Company to Mr. Sillerman’s account under the Company’s 401(k) Plan; (d) $120,817 for services provided by Company employees for Mr. Sillerman and/or entities he controls; and (e) $16,683 for the portion of time that the drivers that the Company provides to Mr. Sillerman spent rendering non-business related services for Mr. Sillerman in 2006.

(3)          The amount of $137,500 was withheld from Mr. Sillerman’s annual salary during 2005 in anticipation of compensating the Company for services performed by Company employees for Mr. Sillerman or entities he controls. The Compensation Committee has determined that employees of the Company provided services for Mr. Sillerman in 2005 valued at $80,713. This amount has been included as “All Other Compensation.” In February 2006, the Company paid Mr. Sillerman the amount of $56,787, representing the difference between the amount withheld and the value of the services provided to Mr. Sillerman during 2005. Although this amount was paid in 2006, it is included under “Salary” above since it relates to Mr. Sillerman’s compensation for the fiscal year ended December 31, 2005.

(4)          Includes: (a) $80,714 for services provided by Company employees for Mr. Sillerman and/or entities he controls and (b) $19,408 for the portion of time that the driver that the Company provides to Mr. Sillerman spent rendering non-business related services for Mr. Sillerman in 2005.

(5)          Includes: (a) $24,000 car allowance; (b) $22,595 of health and dental insurance premiums paid by the Company on behalf of the named executive offer; and (c) $8,800 of matching contributions made by the Company to the named executive officer’s account under the Company’s 401(k) Plan.

(6)          Mr. Fuller is paid in U.K. pounds sterling. The average exchange rate applied in 2006 was $1.843 per U.K. pound sterling.

(7)          Includes a $25,433 car allowance.

(8)          Mr. Fuller was appointed to his position with the Company on March 17, 2005, the date of the Company’s acquisition of 19 Entertainment Limited.

(9)          Mr. Ferrel was appointed President of the Company on May 19, 2005.

None of the individuals who served as the Company’s named executive officers during the fiscal year ended December 31, 2006 were employed by the Company during the fiscal year ended December 31, 2004. As a result, none of the Company’s named executive officers received any compensation from the Company during the fiscal year ended December 31, 2004.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

The members of the Compensation Committee during 2006 were Messrs Bleier, Langer and Miller. During 2006, none of our executive officers served as a director or member of a compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as a director or member of our Compensation Committee.

Options Granted in Fiscal Year 2006

We granted a total of 218,000 options during the fiscal year ended December 31, 2006. None of them were granted to the named executive officers.

Outstanding Equity Awards at December 31, 2006

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: number of Securities Underlying Unexercised Unearned Options($)	Option Exercise Price ($)	Option Expiration Date
Robert F.X. Sillerman	—	—		—	—	—
Thomas P. Benson	—	—		—	—	—
Simon Fuller	—	100,000	(1)	—	$12.20	7/19/2015
Michael G. Ferrel	—	—		—	—	—
Mitchell J. Slater	—	—		—	—	—
Howard J. Tytel	—	—		—	—	—

(1)          30,000 of Mr. Fuller’s options vest on 7/19/2008; 30,000 vest on 7/19/2009 and 40,000 vest on 7/19/2010.

2006 Fiscal Year Option Exercises and Stock Vested

Mr. Simon Fuller is the only named senior executive officer holding stock options. As noted in the table above, none of Mr. Fuller’s options are exercisable until 2008. None of the named senior executive officers exercised options in 2006 or had any shares of Common Stock vest.

Pension Benefits

None of our named executive officers is covered by a Company sponsored pension plan or other similar benefit plan that provides for payments or other benefits at, following or in connection with retirement. However, Mr. Fuller maintains a personal pension scheme in the United Kingdom. In 2006, the Company contributed approximately $2,212 to such plan on behalf of Mr. Fuller.

Nonqualified Deferred Compensation

None of our named executive officers are covered by a defined contribution or other pan that provides for the deferral of compensation on a basis that is not-tax-qualified.

Potential Payments upon Termination without Cause or Change-in-Control

If (i) an executive officer is terminated by our Company without “cause,” (ii)  there is a “constructive termination without cause,” or (iii)  there is a “change in control,” the employment agreements of Messrs. Sillerman, Ferrel, Slater, Tytel and Benson provide for the following benefits: (a) three years of the base salary in effect at the time of termination, plus (b) a bonus for each partial or full year in the unexpired term in an amount equal to the average of all annual bonuses paid during the term of the agreement prior to termination (but in no event less than $100,000), plus (c) continued eligibility to participate in any benefit plans of our Company through the term. The executive officer may elect to receive the fair market value of the payments provided in (a) and (b) in a lump sum (using a discount rate specified in the employment agreements) rather than receive them over time; provided that in the event of a “change in control,” the executive officer is entitled to a lump sum payment of the amounts included above without any reduction for the present value of such amounts.)   While Mr. Fuller’s employment agreement does not provide for any such payments in the event of termination without cause or a change in control, under UK law, if Mr. Fuller is terminated without cause, he may be entitled to be paid his base salary for the unexpired portion of his employment agreement term. Mr. Fuller would have a duty to mitigate by obtaining substitute employment and the amount that the Company would be obligated to pay to Mr. Fuller as a result of such termination would be reduced by the amount, if any, received by Mr. Fuller from alternate employment sources.

The amount of compensation payable to each named executive officer as described above is listed in the table below assuming the termination occurred on December 31, 2006.

Name	Salary	Bonus		Health/Insurance Benefits	Total
Robert F.X. Sillerman	$2,047,500	$500,000	(2)	$96,184	$2,643,684
Thomas P. Benson	$1,417,500	$400,000	(2)	$72,990	$1,890,490
Simon Fuller(1)	$4,075,943	—		—	$4,075,943
Michael G. Ferrel	$2,047,500	$400,000	(2)	$72,990	$2,520,490
Mitchell J. Slater	$2,047,500	$400,000	(2)	$72,990	$2,520,490
Howard J. Tytel	$2,047,500	$400,000	(2)	$72,990	$2,520,490

(1)          Mr. Fuller’s severance would be paid in U.K. pounds sterling. The exchange rate on December 31, 2006 was $1.959 per U.K. pound sterling. This amount is an estimate of the amount that may be due to Mr. Fuller as severance under UK law. Mr. Fuller would have a duty to mitigate by obtaining substitute employment and the amount of the severance payment that the Company would be obligated to pay to Mr. Fuller as a result of a termination without cause would be reduced by the amount, if any, received by Mr. Fuller from alternate employment sources.

(2)          The bonus amount was calculated using the minimum $100,000 bonus for each partial or full year remaining in such named executive officer’s employment term as no bonus was paid for 2005 or 2006.

In the event of a change of control, each of the named executives, other than Mr. Fuller, may receive an additional tax-gross up payment to cover any taxes on the total amount so that such named executive officers receive the total amount, without any deduction for taxes. The estimated amount of such tax payments, along with the total amount that would be paid to each such named executive officer, are set forth in the table below assuming December 31, 2006 as the date of the change in control:

Name	Total (before tax gross-up payment)	Amount of payment	Total (after tax gross-up payment)
Robert F.X. Sillerman	$2,643,684	$1,241,101	$3,884,785
Thomas P. Benson	$1,890,490	$780,939	$2,671,429
Michael G. Ferrel	$2,520,490	$1,060,264	$3,580,754
Mitchell J. Slater	$2,520,490	$1,016,673	$3,537,163
Howard J. Tytel	$2,520,490	$1,016,673	$3,537,163

In addition to the foregoing, in the event of a “termination without cause,” a “constructive termination without cause,” or a “change in control,” all previously granted but unvested restricted shares of Common Stock or options to purchase Common Stock held by Messrs. Sillerman, Ferrel, Slater, Tytel and Benson shall vest fully. As of December 31, 2006, none of such named executive officers held any stock options or unvested restricted shares of Common Stock.

The employment agreements of such named executive officers further provide that the Company will indemnify each of them for taxes incurred if his “change in control” payment is deemed an “excess parachute payment” under the Internal Revenue Code.

Mr. Fuller currently holds an unvested option to acquire 100,000 shares of Common Stock. See “Outstanding Equity Awards at December 31, 2006.” Under the stock option award agreement governing Mr. Fuller’s option, the option would become immediately vested and exercisable upon a change in control of the Company unless the successor company assumed or substituted Mr. Fuller’s stock option by offering Mr. Fuller the right to purchase or receive the same consideration received by the Company’s stockholders in the transaction constituting a change in control for each share of Common Stock subject to his option. If a change of control occurred on December 31, 2006 and the successor company did not substitute or assume Mr. Fuller’s stock options as described above, the value of Mr. Fuller’s accelerated option would have been $0, as the exercise price ($12.20) of his option was higher than the closing price of the Company’s Common Stock on December 29, 2006 ($11.73), the last trading day prior to the hypothetical change in control date.

Potential Payments upon Death or Disability

The employment agreements of each of Messrs. Sillerman, Ferrel, Slater, Tytel and Benson provide for the following benefits in the event of their death: (a) a payment in an amount equal to three times base salary in effect at the time of the executive officer’s death plus (b) the full costs of the continuation of any group health, dental and life insurance program through which coverage was provided to any dependent of the executive officer prior to his death, for three years following the executive officer’s death and (c) accelerated vesting of any stock options, restricted stock or other equity based instruments previously issued to the executive officer.  The approximate amount that would be due to the estate of each of such named executive officers in the event of their death as of December 31, 2006 would be $2,112,891 for each of Messrs. Sillerman, Ferrel, Slater and Tytel and $1,482,891 for Mr. Benson. Mr. Fuller is not contractually entitled to any payments from the Company upon his death.

Pursuant to the employment agreements for Messrs. Sillerman, Ferrel, Slater, Tytel and Benson, in the event of a disability continuing for a period in excess of  six continuous months, such named executive officer shall be entitled to his full salary for the first six months of his disability (the last day of such 6-month period is referred to as the disability date), and, thereafter, each such named executive officer would be entitled to an accelerated payment equal to 75% of his salary for the remainder of the term of his employment agreement. Assuming a disability date of December 31, 2006, the approximate amount that would be due to Mr. Sillerman would be $2,132,813, the approximate amount that would be due to each of Messrs. Ferrel, Slater and Tytel would be $1,620,938 and the approximate amount that would be due to Mr. Benson would be $1,122,188. Such amounts would be reduced by any benefits payable to the named executive officer under any insurance plan for which the Company paid the premiums. Under Mr. Fuller’s employment agreement, in the event of a disability continuing for a period in excess of six months in any rolling twelve-month period, he would be entitled to his full salary during the initial six-month period and, thereafter, to approximately $97,950 per year as long as he was undergoing medical treatment aimed at procuring his return to work. The maximum amount that the Company would be required to pay to Mr. Fuller, assuming a disability date of December 31, 2006 and ongoing medical treatment aimed at procuring his return to work, would be $387,797, less normal deductions for tax and national insurance. Mr. Fuller’s employment agreement provides that if he becomes incapable of performing his duties for six months or more during any twelve-month period by reason of ill health or other incapacity, he may be terminated.

PERFORMANCE GRAPH

The graph below compares the cumulative 5-year total return of holders of the Company’s  Common Stock with the cumulative total returns of the S & P 500 index and the S & P SuperCap Media index. The graph tracks the performance of a $100 investment in our common stock and in each of the indexes (with the reinvestment of all dividends) from 12/31/2001 to 12/31/2006.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
Among CKX Inc., The S & P 500 Index
And The S & P SuperCap Media Index

*                    $100 invested on 12/31/01 in stock or index—including reinvestment of dividends. Fiscal year ending December 31.

Copyright © 2007, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

	12/01	12/02	12/03	12/04	12/05	12/06
CKX Inc.	$100.00	$100.00	$100.00	$30000.00	$43333.33	$39100.00
S & P 500	$100.00	$77.90	$100.24	$111.15	$116.61	$135.03
S & P SuperCap Media	$100.00	$72.06	$90.55	$89.09	$78.10	$100.23

The stock price performance included in this graph is not necessarily indicative of future stock price performance.

The following notes may be helpful in understanding the performance graph set forth above:

•       As noted above under “Change of Control Information,” the Company was inactive from August 2002 until February 7, 2005, when current management took over and the Company entered a new line of business.

•       On December 15, 2004, immediately prior to the announcement that the Company entered into definitive agreements to acquire the Presley Business, the Company’s Common Stock closed at a trading price of $0.10 per share. On December 16, 2004, following such announcement, the Company’s Common Stock closed at a trading price of $6.41 per share.

•       On March 1, 2005, the Company’s Common Stock commenced trading on The NASDAQ Stock Market® under the symbol “CKXE.” Prior to that, the Company’s Common Stock traded in the over-the-counter market and was quoted on the OTC Bulletin Board under the symbol “SPEA.”

•       On March 18, 2005, the day we announced our acquisition of 19 Entertainment Limited, the Company’s Common Stock closed at a trading price of $26.73 per share.

•       On December 29, 2006, the Company’s Common Stock closed at a trading price of $11.73 per share.

ANNUAL REPORT

A copy of the Company’s 2006 Annual Report to Stockholders on Form 10-K for the year ended December 31, 2006 is being mailed to stockholders with this proxy statement. The Form 10-K is also available on the Company’s website at www.ckx.com.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
FOR THE 2008 ANNUAL MEETING OF CKX STOCKHOLDERS

We have an advance notice provision under our bylaws for stockholder business to be presented at annual meetings of stockholders. Such provision states that in order for stockholder business to be brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than the close of business one hundred twenty (120) days prior to the date of the annual meeting and not later than the later of (a) the close of business ninety (90) days prior to such annual meeting or (b) the tenth (10th) day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made by the Company.

The Company’s stockholders may submit for inclusion in the Company’s proxy statement for the 2008 annual meeting of stockholders proposals on matters appropriate for stockholder action at the 2008 annual meeting of stockholders consistent with Rule 14a-8 promulgated under the Exchange Act. The Company must receive proposals that stockholders seek to include in the proxy statement for the Company’s 2008 annual meeting by no later than February 11, 2008. If next year’s annual meeting is held on a date more than 30 calendar days from May 10, 2008, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the SEC.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director or executive officer of the Company at any time since the beginning of the last fiscal year, nor any individual nominated to be a director of the Company, nor any associate or affiliate of any of the foregoing, has any material interest, directly or indirectly, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the annual meeting.

OTHER MATTERS

Our board of directors does not intend to bring any matters before the annual meeting other than those specifically set forth in the notice of the annual meeting and, as of the date of this proxy statement, does not know of any matters to be brought before the annual meeting by others. If any other matters properly come before the annual meeting, or any adjournment or postponement of the annual meeting, it is the intention of the persons named in the accompanying proxy to vote those proxies on such matters in accordance with their best judgment.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the informational requirements of the Exchange Act and files reports and other information with the SEC. Such reports and other information filed by the Company may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, as well as in the SEC’s public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC’s public reference rooms. The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of the SEC’s web site is http://www.sec.gov.

Annex A

CKX, Inc. (THE “COMPANY”)

AUDIT COMMITTEE CHARTER

Purpose

The purpose of the Audit Committee (the “Committee”) shall be as follows:

1.                To oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company, in consultation with the Chief Financial Officer and senior accounting staff of the Company.

2.                To provide assistance to the Board of Directors with respect to its oversight of:

(a)           The integrity of the Company’s financial statements;

(b)          The Company’s compliance with legal and regulatory requirements, including an evaluation of the performance and competence of the Company’s legal personnel as they relate to the audit function and general maintenance of corporate financial standards;

(c)           The independent auditor’s qualifications and independence;

(d)          The performance of the Company’s internal audit function and independent auditors; and

(e)           An evaluation of the performance and competence of the Company’s senior financial employees, including the Chief Financial Officer.

3.                To prepare the report that SEC rules require be included in the Company’s annual proxy statement.

Composition

The Committee shall consist of three or more members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” under the rules of the NASDAQ Stock Market and the Sarbanes-Oxley Act.

Qualifications

All members of the Committee shall be able to read and understand fundamental financial statements (or be able to do so within a reasonable period of time after his or her appointment) and at least one member must be a “financial expert” under the requirements of the Sarbanes-Oxley Act.

Compensation

No member of the Committee shall receive compensation other than director’s fees for service as a director of the Company, including reasonable compensation for serving on the Committee and regular benefits that other directors receive.

Appointment and Removal

The members of the Committee shall be appointed by the Board of Directors and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed with cause by a majority vote of the Board of Directors, and without cause by a majority vote of the independent directors.

Chairman

A Chairman shall be elected by the full Board of Directors and approved by a majority of the independent directors. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

Meetings

The Committee shall meet as frequently as circumstances dictate. As part of its goal to foster open communication, the Committee shall periodically meet separately with each of management and the independent auditors to discuss any matters that the Committee or the auditors believe would be appropriate to discuss privately. In addition, the Committee should meet with the independent auditors and management periodically to review the Company’s financial statements in a manner consistent with that outlined in this Charter. The Chairman of the Board or any member of the Committee may call meetings of the Committee. All meetings of the Committee may be held telephonically.

All independent directors who are not members of the Committee may attend meetings of the Committee, but may not vote. In addition, the Committee may invite to its meetings any director, member of management of the Company, and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

Duties and Responsibilities

The Committee shall carry out the duties and responsibilities set forth below. These functions should serve as a guide with the understanding that the Committee may determine to carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal, or other conditions. The Committee shall also carry out any other duties and responsibilities delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in this Charter. The Committee may perform any functions it deems appropriate under applicable law, rules, or regulations, the Company’s by-laws, and the resolutions or other directives of the Board, including review of any certification required to be reviewed in accordance with applicable law or regulations of the SEC.

In discharging its oversight role, the Committee is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate. In this regard, the Committee shall have the authority to retain, without seeking Board approval, outside legal, accounting, or other advisors for this purpose, including the authority to approve the fees payable to such advisors and any other terms of retention.

The Committee shall be given full access to the Company’s internal audit group, Board of Directors, corporate executives, and independent accountants as necessary to carry out these responsibilities. While acting within the scope of its stated purpose, the Committee shall have all the authority of the Board of Directors, except as otherwise limited by applicable law.

Notwithstanding the foregoing, the Committee is not responsible for certifying the Company’s financial statements or guaranteeing the auditor’s report. The fundamental responsibility for the Company’s financial statements and disclosures rests with management and the independent auditors. It also is the job of the CEO and senior management rather than that of the Committee to access and manage the Company’s exposure to risk.

Documents/Reports Review

1.                Discuss with management and the independent auditors prior to public dissemination the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61.

2.                Discuss with management and the independent auditors prior to the Company’s filing of any quarterly or annual report (a) whether any significant deficiencies in the design or operation of internal controls exist that could adversely affect the Company’s ability to record, process, summarize, and report financial data; (b) the existence of any material weaknesses in the Company’s internal controls; and (c) the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

3.                Discuss with management and the independent auditors the Company’s earnings press releases (paying particular attention to the use of any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (I.E., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

4.                Discuss with management and the independent auditors the Company’s major financial risk exposures, the guidelines and policies by which risk assessment and management is undertaken, and the steps management has taken to monitor and control risk exposure.

Independent Auditors

5.                Retain and terminate independent auditors and have the sole authority to approve all audit engagement fees and terms as well as all non-audit engagements with the independent auditors.

6.                Inform each public accounting firm performing work for the Company that such firm shall report directly to the Committee.

7.                Oversee the work of any public accounting firm employed by the Company, including the resolution of any disagreement between management and the auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or related work.

8.                Approve in advance any significant audit or non-audit engagement or relationship between the Company and the independent auditors using their best judgment and in compliance with rules regarding “prohibited nonauditing services,” as may be specified in the Sarbanes-Oxley Act of 2002 or applicable laws or regulations.

9.                Review, at least annually, the qualifications, performance, and independence of the independent auditors. In conducting its review and evaluation, the Committee should:

(a)           At least annually obtain and review a report by the Company’s independent auditor describing (i) the auditing firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and (iii) to assess the auditor’s independence, all relationships between the independent auditor and the Company;

(b)          Ensure the rotation of the lead audit partner at least every five years, and consider whether there should be regular rotation of the audit firm itself;

(c)           Confirm with any independent auditor retained to provide audit services for any fiscal year that the lead (or coordinating) audit partner (having primary responsibility for the audit), or the audit partner responsible for reviewing the audit, has not performed audit services for the Company in each of the five previous fiscal years of the Company; and

(d)          Take into account the opinions of management and the Company’s internal auditors (or other personnel responsible for the internal audit function).

Financial Reporting Process

10.         In consultation with the independent auditors, management, and the internal auditors, review the integrity of the Company’s financial reporting processes, both internal and external. In that connection, the Committee should obtain and discuss with management and the independent auditor reports from management and the independent auditor regarding (a) all critical accounting policies and practices to be used by the Company and the related disclosure of those critical accounting policies under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; (b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company’s management, the ramifications of the use of the alternative disclosures, and treatments, and the treatment preferred by the independent auditor; (c) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; (d) major issues as to the adequacy of the Company’s internal controls and any specific audit steps adopted in light of material control deficiencies; (e) issues with respect to the design and effectiveness of the Company’s disclosure controls and procedures, management’s evaluation of those controls and procedures, and any issues relating to such controls and procedures during the most recent reporting period; (f) the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the financial statements of the Company; and (g) any other material written communications between the independent auditor and the Company’s management.

11.         Review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

12.         Review with the independent auditor any audit problems or difficulties encountered and management’s response thereto. In this regard, the audit committee must regularly review with the independent auditor (a) any audit problems or other difficulties encountered by the auditor in the course of the audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management and (b) management’s responses to such matters. Without excluding other possibilities, the Committee may wish to review with the independent auditor (i) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement, and (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company.

13.         Review and discuss with the independent auditor the responsibilities, budget, and staffing of the Company’s internal audit function.

Legal Compliance/General

14.         Review periodically, with the Company’s counsel, both internal and external, any legal matter that could have a significant impact on the Company’s financial statements.

15.         Discuss with management and the independent auditors the Company’s guidelines and policies with respect to risk assessment and risk management. The Committee should discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

16.         Set clear hiring policies for employees or former employees of the independent auditors. At a minimum, these policies should provide that any public accounting firm may not provide audit services to the Company if the CEO, controller, CFO, chief accounting officer, or any person serving in an equivalent position for the Company was employed by the public accounting firm and participated in any capacity in the audit of the Company within one year of the initiation of the current audit.

17.         Establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Reports

18.         Prepare all reports required to be included in the Company’s proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC.

19.         Report regularly to the full Board of Directors. In this regard, the audit committee should review with the full board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the internal audit function.

20.         The Committee shall provide such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

21.         Maintain minutes or other records of meetings and activities of the Committee.

Limitation of Audit Committee’s Role

With respect to the foregoing responsibilities and processes, the Committee recognizes that the Company’s financial management, including its internal audit staff, as well as the independent auditors have more time, knowledge, and detailed information regarding the Company than do Committee members. Consequently, in discharging its oversight responsibilities, the Committee will not provide or be deemed to provide any expertise or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor. It also is not the duty of the Committee to conduct investigations or to assure compliance with laws and regulations and the Company’s internal policies and procedures.

2007 ANNUAL MEETING OF STOCKHOLDERS
OF CKX, INC.
May 10, 2007
PROXY VOTING INSTRUCTIONS

MAIL – Date, sign and mail your proxy card in the envelope provided as soon as possible.

☐
	▼	DETACH PROXY CARD	▼

	MARK, SIGN, DATE AND RETURN	☒
THE PROXY CARD PROMPTLY
	USING THE ENCLOSED ENVELOPE.	Votes must be indicated
(x) in Black or Blue ink.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTORS NAMED IN PROPOSAL NO. 1 AND “FOR” PROPOSAL NO. 2.
EACH PROPOSAL IS INDEPENDENT AND THE APPROVAL OF NO PROPOSAL IS CONDITIONED UPON THE APPROVAL OF ANY OTHER PROPOSAL.

To elect twelve directors of CKX, Inc.’s board of directors, each to serve until the annual meeting				FOR	AGAINST	ABSTAIN
of stockholders of CKX, Inc. in 2008 or until their respective successors are elected and qualified.

1 Election of Directors			2. Ratification of the appointment of Deloitte & Touche LLP	☐	☐	☐
to serve as the independent registered public accounting firm
Nominees:			for CKX, Inc.’s fiscal year ending December 31, 2007.

01) Robert F.X. Sillerman	05) Howard J. Tytel	09) Carl D. Harnick
02) Michael G. Ferrel	06) Edwin M. Banks	10) Jack Langer
03) Simon Fuller	07) Edward Bleier	11) John D.Miller	In their discretion, the proxies are authorized to vote upon any other business that may
04) Mitchell J. Slater	08) Jerry L. Cohen	12) Bruce Morrow	properly come before the Annual Meeting.

FOR ☐	WITHHOLD ☐	FOR ALL ☐	The undersigned hereby acknowledges receipt of (i) the Notice of the Annual Meeting of
ALL	ALL	EXCEPT	Stockholders, (ii) the accompanying proxy statement and attached annex; (iii) this proxy card; and (iv) the 2006 Annual Report to Stockholders of CKX, Inc.

To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s number on the line below.

FOR ALL EXCEPT

S C A N L I N E

Note: Please sign exactly as your name appears hereon and mail it promptly even though you may plan to attend the Annual Meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If you are signing as a representative of the named stockholders (e.g., as a trustee, corporate officer or other agent on behalf of a trust, corporation, partnership or other equity) you should indicate your title or the capacity in which you sign.

			Signature	Signature (if held jointly)		Date

FORM OF PROXY
CKX, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF CKX, INC.
FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 10, 2007

The undersigned hereby appoints Mitchell J. Slater, Howard J. Tytel and Kraig G. Fox, and each of them, as proxies, with full power of substitution, with the powers the undersigned would possess if personally present, to vote all of the shares of Common Stock, $0.01 par value, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock of CKX, Inc. (“CKX”) held of record by the undersigned on March 27, 2007, at the 2007 Annual Meeting of Stockholders to be held on May 10, 2007, at 75 East 55th Street, 7th Floor, New York, New York 10022, commencing at 4:00 p.m., Eastern Daylight Time, and at any adjournments or postponements thereof ( the “Annual Meeting”), hereby revoking all proxies heretofore given with respect to such shares, and the undersigned instructs said proxies to vote at the Annual Meeting in accordance with the instructions below.

THIS PROXY,WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED “FOR” THE NOMINEES FRO DIRECTOR NAMED IN PROPOSAL 1 AND FOR PROPOSAL NO. 2.

(Continued and to be signed on the reverse side)

CKX, INC
P.O. BOX 11357
NEW YORK, N.Y. 10203-0357